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                                                                    EXHIBIT 4.10

                                PLEDGE AGREEMENT
                                     (STOCK)


         THIS PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of August 14, 1998, made by ENERGY CAPITAL INVESTMENT COMPANY PLC, an English investment company (the "Pledgor"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association (the "Lender").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Credit Agreement, dated as of August 14, 1998 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), between FUTURE PETROLEUM CORPORATION, a Utah corporation (the "Borrower") and the Lender, the Lender has extended Commitments to make Loans to, and issue Letters of Credit at the request of, the Borrower; and

         WHEREAS, the Borrower or an Affiliate (as defined in the Credit Agreement) of the Borrower has entered into or may enter into certain Hedging Agreements (as defined in the Credit Agreement) with the Lender or an Affiliate of the Lender, pursuant to the terms of the Credit Agreement;

         WHEREAS, as a condition precedent to the making of the initial Loan and the issuance of Letters of Credit under the Credit Agreement, and the Lender's or such Affiliate of the Lender's obligations under the Hedging Agreements referred to above, the Pledgor is required to execute and deliver this Pledge Agreement; and

         WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement;

         NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lender to make Loans (including the initial Loan) to, and to issue Letters of Credit at the request of, the Borrower pursuant to the Credit Agreement, and to induce the Lender or such Affiliate of the Lender to enter into Hedging Agreements with the Borrower or an affiliate of the Borrower, the Pledgor agrees, for the benefit of the Lender, as follows:



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                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Borrower" is defined in the first recital.

         "Collateral" is defined in Section 2.1.

         "Credit Agreement" is defined in the first recital.

         "Distributions" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not include Dividends.

         "Dividends" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business and not a liquidating dividend.

         "Lender" is defined in the preamble.

         "Pledge Agreement" is defined in the preamble.

         "Pledged Property" means all Pledged Shares, and all other pledged shares of capital stock, all other securities, all assignments of any amounts due or to become due with respect to the Pledged Shares, all other instruments which are now being delivered by the Pledgor to the Lender or may from time to time hereafter be delivered by the Pledgor to the Lender for the purpose of pledge under this Pledge Agreement or any other Loan Document, and all proceeds of any of the foregoing.

         "Pledged Share Issuer" means each Person identified in Attachment 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person.

         "Pledged Shares" means all shares of capital stock of any Pledged Share Issuer which are delivered by the Pledgor to the Lender as Pledged Property hereunder.

         "Pledgor" is defined in the preamble.

         "Secured Obligations" is defined in Section 2.2.


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         "Securities Act" is defined in Section 6.2.

         "U.C.C." means the Uniform Commercial Code as in effect in the State of Illinois.

         SECTION 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

         SECTION 1.3 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.

                                   ARTICLE II

                                     PLEDGE

         SECTION 2.1 Grant of Security Interest. The Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Lender, and hereby grants to the Lender a continuing security interest in, all of the following property (the "Collateral"):

                  2.1.1 All issued and outstanding shares of capital stock of each Pledged Share Issuer identified in Attachment 1 hereto.

                  2.1.2 All other Pledged Shares issued from time to time.

                  2.1.3 All other Pledged Property, whether now or hereafter delivered to the Lender in connection with this Pledge Agreement.

                  2.1.4 All Dividends, Distributions, interest, and other payments and rights with respect to any Pledged Property.

                  2.1.5 All proceeds of any of the foregoing.

         SECTION 2.2 Security for Obligations. This Pledge Agreement secures the prompt payment and performance in full of (a) all Obligations now or hereafter existing under the Credit Agreement, the Notes and each other Loan Document, whether for principal, interest, costs, fees, expenses, or otherwise, including without limitation, Reimbursement Obligations, and (b) all other obligations of the Borrower or the Pledgor to the Lender or any Affiliate of the Lender, now or hereafter owing, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several, regardless of how evidenced or arising, including without limitation all Hedging Obligations (as defined in the Credit Agreement) arising under the Hedging Agreements, between the Borrower or any other Affiliate or now or hereafter existing or due or to become due and (c) all other obligations of the Borrower or any Affiliate of the Borrower and the

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Lender or any Affiliate of the Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing or due or to become due (all such Obligations and other obligations being the "Secured Obligations").

         SECTION 2.3 Delivery of Pledged Property. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares, shall be delivered to and held by or on behalf of the Lender pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

         SECTION 2.4 Dividends on Pledged Shares. In the event that any Dividend is to be paid on any Pledged Share at a time when no Default has occurred and is continuing, such Dividend may be paid directly to the Pledgor. If any such Default has occurred and is continuing then any such Dividend shall be paid directly to the Lender.

         SECTION 2.5 Continuing Security Interest. This Pledge Agreement shall create a continuing security interest in the Collateral and shall

                  2.5.1 Remain in full force and effect until payment in full of all Secured Obligations and the termination of the Commitments and any other commitments of the Lender to the Pledgor,

                  2.5.2 Be binding upon the Pledgor and its successors, transferees and assigns, and

                  2.5.3 Inure to the benefit of the Lender and its successors, transferees, and assigns.

Without limiting the foregoing clause (c), the Lender may assign or otherwise transfer (in whole or in part) any Note or Loan to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to the Lender under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of
Section 10.11 of the Credit Agreement. Upon the indefeasible payment in full of all principal and interest comprising the Secured Obligations and the termination of the Commitments and any other commitments of the Lender to the Pledgor, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Lender will, at the Pledgor's sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares, together with all other Collateral held by the Lender hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.


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                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 Warranties, etc. The Pledgor represents and warrants unto the Lender, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares) by the Pledgor to the Lender of any Collateral, as set forth in this Article.

                  3.1.1 Ownership, No Liens, etc. The Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all liens, security interests, options, or other charges or encumbrances, except any lien or security interest granted pursuant hereto in favor of the Lender.

                  3.1.2 Valid Security Interest. The delivery of such Collateral to the Lender together with stock powers endorsed in blank is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations. No filing or other action will be necessary to perfect or protect such security interest.

                  3.1.3 As to Pledged Shares. In the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute 17.80% of the issued and outstanding shares of capital stock of each Pledged Share Issuer.

                  3.1.4 Authorization, Approval, etc. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either

                           (a) for the pledge by the Pledgor of any Collateral
                  pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by the Pledgor, or

                           (b) for the exercise by the Lender of the voting or
                  other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement.

                  3.1.5 Compliance with Laws. The Pledgor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which could materially adversely affect the business, properties, assets,

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         operations, condition (financial or otherwise) or prospects of the
         Pledgor or the value of the Collateral or the worth of the Collateral as collateral security.


                                   ARTICLE IV

                                    COVENANTS

         SECTION 4.1 Protect Collateral; Further Assurances, etc. The Pledgor will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Lender hereunder). The Pledgor will warrant and defend the right and title herein granted unto the Lender in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

         SECTION 4.2 Stock Powers, etc. The Pledgor agrees that all Pledged Shares (and all other shares of capital stock constituting Collateral) delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Lender. The Pledgor will, from time to time upon the request of the Lender, promptly deliver to the Lender such stock powers, instruments, and similar documents, satisfactory in form and substance to the Lender, with respect to the Collateral as the Lender may reasonably request and will, from time to time upon the request of the Lender after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Lender.

         SECTION 4.3 Continuous Pledge. Subject to Section 2.4, the Pledgor will, at all times, keep pledged to the Lender pursuant hereto all Pledged Shares and all other shares of capital stock constituting Collateral, all Dividends and Distributions with respect thereto, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral.

         SECTION 4.4 Voting Rights; Dividends, etc. The Pledgor agrees:

                  4.4.1 After any Default shall have occurred and be continuing, promptly upon receipt thereof by the Pledgor and without any request therefor by the Lender, to deliver (properly endorsed where required hereby or requested by the Lender) to the Lender all Dividends, Distributions, all interest, all principal, all other cash payments, and all proceeds of the Collateral, all of which shall be held by the Lender as additional Collateral for use in accordance with Section 6.4; and

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                  4.4.2 After any Event of Default shall have occurred and be continuing and the Lender has notified the Pledgor of the Lender's intention to exercise its voting power under this Section 4.4.2

                           (a) the Lender may exercise (to the exclusion of the
                  Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral and the Pledgor hereby grants the Lender an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral, and

                           (b) promptly to deliver to the Lender such additional
                  proxies and other documents as may be necessary to allow the Lender to exercise such voting power.

All Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver to the Lender, shall, until delivery to the Lender, be held by the Pledgor separate and apart from its other property in trust for the Lender. The Lender agrees that unless an Event of Default shall have occurred and be continuing and the Lender shall have given the notice referred to in Section 4.4.2, the Pledgor shall have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares) constituting Collateral and the Lender shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any such share of capital stock (including any of the Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgor that would cause an Event of Default, impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Pledge Agreement).

         SECTION 4.5 Additional Undertakings. The Pledgor will not, without the prior written consent of the Lender, (a) sell, assign, transfer, pledge, or encumber in any other manner Pledgor's interest in the Pledged Share Issuer, or
(b) permit any of the assets of the Pledged Share Issuer to be sold, assigned, transferred, pledged, or encumbered in any other manner.

                                    ARTICLE V

                                   THE LENDER

         SECTION 5.1 Lender Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Lender the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Lender's discretion, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation:


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                  5.1.1 After the occurrence and continuance of a Default, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral.

                  5.1.2 To receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with Section
         5.1.1 above.

                  5.1.3 To file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest. Notwithstanding the foregoing, prior to the occurrence of an Event of Default, the Lender agrees that it shall first request that the Pledgor perform such action and, if the Pledgor shall not have performed such action within five (5) days following such request, the Lender shall be entitled to take such action pursuant hereto.

         SECTION 5.2 Lender May Perform. If the Pledgor fails to perform any agreement contained herein after being requested in writing to so perform, the Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Lender incurred in connection therewith shall be payable by the Pledgor pursuant to Section 6.5.

         SECTION 5.3 Lender Has No Duty. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for the reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Lender has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         SECTION 5.4 Reasonable Care. The Lender is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Lender to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.



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                                   ARTICLE VI

                                    REMEDIES

         SECTION 6.1 Certain Remedies. If any Event of Default shall have occurred and be continuing:

                  6.1.1 The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  6.1.2    The Lender may

                           (a) transfer all or any part of the Collateral into
                  the name of the Lender or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder;

                           (b) notify the parties obligated on any of the
                  Collateral to make payment to the Lender of any amount due or to become due thereunder;

                           (c) enforce collection of any of the Collateral by
                  suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

                           (d) endorse any checks, drafts, or other writings in
                  the Pledgor's name to allow collection of the Collateral;

                           (e) take control of any proceeds of the Collateral;
                  and


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                           (f) execute (in the name, place and stead of the
                  Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

         SECTION 6.2 Securities Laws. If the Lender shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, the Pledgor agrees that, upon request of the Lender, the Pledgor will, at its own expense:

                  6.2.1 Execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver (in each case to the extent required by law), all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Lender, advisable to register such Collateral under, or otherwise permit the Collateral to be privately sold or transferred in compliance with, the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.

                  6.2.2 Use its best efforts to qualify the Collateral under, or to permit the Collateral to be privately sold or transferred in compliance with, the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Lender.

                  6.2.3 Cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act.

                  6.2.4 Do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

         SECTION 6.3 Compliance with Restrictions. The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Lender is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any

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governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Lender be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         SECTION 6.4 Application of Proceeds. All cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Lender pursuant to Sections 10.3 and 10.4 of the Credit Agreement and Section 6.5 hereof) in whole or in part by the Lender against, all or any part of the Secured Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Secured Obligations, and the termination of all Commitments and any other commitments by the Lender to the Pledgor, shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

         SECTION 6.5 Indemnity and Expenses. The Pledgor hereby indemnifies and holds harmless the Lender from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Lender's gross negligence or wilful misconduct. Upon demand, the Pledgor will pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Lender may incur in connection with:

                           (a) the exercise or enforcement of any of the rights
                  of the Lender hereunder; or

                           (b) the failure by the Pledgor to perform or observe
                  any of the provisions hereof.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         SECTION 7.1 Loan Document. This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION 7.2 Amendments, etc. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

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         SECTION 7.3 Protection of Collateral. The Lender may from time to time, at its option, perform any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Lender may from time to time take any other action which the Lender reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

         SECTION 7.4 Addresses for Notices. All notices and other communications provided to any party hereto under this Pledge Agreement shall be in writing and shall be hand delivered or sent by a nationally recognized overnight courier, certified mail (return receipt requested), or telecopy to such party at its address or telecopy number set forth on the signature pages hereof or at such other address or telecopy number as may be designated by such party in a notice to the other party. Without limiting any other means by which a party may be able to provide that a notice has been received by the other party, a notice shall be deemed to be duly received (a) if sent by hand, on the date when left with a responsible person at the address of the recipient; (b) if sent by certified mail, on the fifth business day after delivery to the U.S. Post Office; (c) if sent by overnight courier, on the first business day after delivery to such courier; or (d) if sent by telecopy, on the date of receipt by the sender of an acknowledgment or transmission reports generated by the machine from which the telecopy was sent indicating that the telecopy was sent in its entirety to the recipient's telecopy number.

         SECTION 7.5 Section Captions. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

         SECTION 7.6 Severability. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

         SECTION 7.7 The Lender as Agent for its Affiliates. As described above, certain Affiliates of the Lender are or may become parties to certain Hedging Agreements with the Pledgor and/or Affiliates of the Pledgor. This Pledge Agreement secures the obligations of the Pledgor and such Affiliates, as the case may be, under such Hedging Agreements, and the parties hereto acknowledge for all purposes that the Lender acts as agent on behalf of such Affiliates of the Lender which are so entitled to share in the rights and benefits accruing to the Lender under this Pledge Agreement.

         SECTION 7.8 Governing Law, Entire Agreement, etc. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF

ILLINOIS. THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         SECTION 7.9 Non-Recourse Nature of Liability.

              (a) Notwithstanding anything to the contrary contained or implied in this Pledge Agreement, the Pledgor shall not be personally liable under any theory for any amount due under the Credit Agreement, the Notes or such other Loan Documents, and the Lender shall not seek a deficiency or personal judgment against the Pledgor for payment of the Obligations evidenced by the Credit Agreement, the Notes or such other Loan Documents. No property or assets of the Pledgor, other than the Collateral pledged pursuant to this Pledge Agreement, shall be sold, levied upon or otherwise used to satisfy any judgment rendered in connection with any action brought against the Borrower or its Subsidiaries with respect to this Pledge Agreement, the Credit Agreement, the Notes or such other Loan Documents.

              (b) Notwithstanding the provisions of Section 7.9(a) to the contrary, nothing contained in this Pledge Agreement, the Credit Agreement or any other Loan Document shall be construed to (i) impair or limit the rights of the Lender arising under this Pledge Agreement, or any other Security Document or other documents to which the Pledgor is a party thereto in its individual capacity; (ii) impair or limit any of the Obligations of the Borrower or its Subsidiaries under any Loan Document to which it is a party; (iii) impair or limit the validity of the indebtedness evidenced by this Pledge Agreement, the Credit Agreement, the Notes or the other Loan Documents or prevent the taking of any action permitted by law against the Borrower or its Subsidiaries or the assets of the Borrower or its Subsidiaries or the proceeds of such assets; or
(iv) prevent the commencement of any action, suit or proceeding against any Person (or prevent the service of papers under any Person) for the purpose of obtaining jurisdiction over the Borrower or its Subsidiaries.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.


                                       ENERGY CAPITAL INVESTMENT COMPANY
                                        PLC, an English investment company


                                       By: /s/  GARY R. PETERSEN
                                       ---------------------------------
                                       Name: Gary R. Petersen
                                       Title: Director

                                       Address:  1100 Louisiana Street
                                                 Suite 3150
                                                 Houston, Texas 77002

                                       Facsimile No.: (713) 659-6130

                                       Attention:   Gary R. Petersen

                                       BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION


                                       By: /s/ RICHARD A. BERNARDY
                                          -------------------------------------
                                       Name: Richard A. Bernardy
                                       Title: Vice President

                                       Address:    333 Clay Street
                                                   Suite 4550
                                                   Houston, TX 77002

                                       Facsimile No.: (713) 651-4888

                                       Attention:   Richard A. Bernardy

                                  ATTACHMENT 1
                                       to
                                Pledge Agreement



Pledged Shares

Pledged Share Issuer                     Common Stock
--------------------              -----------------------------------------------------------
                                  Authorized    Outstanding    Number of Shares   % of Shares
                                   Shares          Shares          Pledged          Pledged
                                  ----------    -----------    ----------------   -----------
Future Petroleum Corporation,     30,000,000     12,757,015           2,269,886         17.80%
a Utah corporation

                                       -1-